      Prospectus Supplement dated July 11, 2007 to Prospectus dated June 12, 2007

                      FIA Card Services, National Association
                          Sponsor, Servicer and Originator

                            BA Credit Card Funding, LLC
                              Transferor and Depositor

                                BA Credit Card Trust
                                   Issuing Entity

                                      BAseries

      The issuing entity will issue and sell:                        Class A(2007-9) Notes
      Principal amount                                               $1,250,000,000
      Interest rate                                                  one-month LIBOR plus 0.04% per year
                                                                     (determined as described in the
                                                                     following Class A(2007-9) summary)
      Interest payment dates                                         15th day of each month,
                                                                     beginning in September 2007
      Expected principal payment date                                June 15, 2012
      Legal maturity date                                            November 17, 2014
      Expected issuance date                                         July 19, 2007
      Price to public                                                $1,250,000,000 (or 100%)
      Underwriting discount                                          $2,812,500 (or 0.225%)
      Proceeds to the issuing entity                                 $1,247,187,500 (or 99.775%)

The Class A(2007-9) notes are a tranche of the Class A notes of the BAseries.

Credit Enhancement: Interest and principal on the Class B notes and the Class C notes of the BAseries are subordinated to payments on the Class A notes as described herein and in the accompanying prospectus.

___________________________________________________________________________________________________________________

You should consider the discussion under "Risk Factors" beginning on page 28 of the accompanying prospectus before you purchase any notes.

The primary asset of the issuing entity is the collateral certificate, Series 2001-D.  The collateral certificate represents an undivided interest in BA Master Credit Card Trust II.  Master Trust II's assets include receivables arising in a portfolio of unsecured consumer revolving credit card accounts.  The notes are obligations of the issuing entity only and are not obligations of BA Credit Card Funding, LLC, FIA Card Services, National
Association, their affiliates or any other person.  Each tranche of notes will be secured by specified assets of the issuing entity as described in this prospectus supplement and in the accompanying prospectus.  Noteholders will have no recourse to any other assets of the issuing entity for payment of the BAseries notes.

The notes are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.
___________________________________________________________________________________________________________________
Neither the SEC nor any state securities commission has approved the notes or determined that this prospectus supplement or the prospectus is truthful, accurate or complete.  Any representation to the contrary is a criminal offense.

                                    Underwriters

        Banc of America Securities LLC
                                      Barclays Capital
                                                      Citi
                                                           Deutsche Bank Securities
                                                                                   Lehman Brothers

                Important Notice about Information Presented in this
               Prospectus Supplement and the Accompanying Prospectus

      We provide information to you about the notes in two separate documents:

      (a) this prospectus supplement, which will describe the specific terms of the
Class A(2007-9) notes, and

      (b) the accompanying prospectus, which provides general information about the
BAseries notes and each other series of notes which may be issued by the BA Credit
Card Trust, some of which may not apply to the BAseries or the Class A(2007-9)
notes.

      References to the prospectus mean the prospectus accompanying this prospectus supplement.

      This prospectus supplement may be used to offer and sell the Class A(2007-9)
notes only if accompanied by the prospectus.

      This prospectus supplement supplements disclosure in the prospectus.

      You should rely only on the information provided in this prospectus supplement and the prospectus including any information incorporated by reference.
We have not authorized anyone to provide you with different information.

      We are not offering the Class A(2007-9) notes in any state where the offer is not permitted.  We do not claim the accuracy of the information in this prospectus supplement or the prospectus as of any date other than the dates stated on their respective covers.

      We include cross-references in this prospectus supplement and in the prospectus to captions in these materials where you can find further related discussions.  The Table of Contents in this prospectus supplement and in the prospectus provide the pages on which these captions are located.

      Parts of this prospectus supplement and the prospectus use defined terms.
You can find a listing of defined terms in the "Glossary of Defined Terms"
beginning on page 176 in the prospectus.

                                     __________

                                        S-2

                                Table of Contents

Annex I:

The Master Trust II Portfolio.............................................A-I-1
    General...............................................................A-I-1
    Delinquency and Principal Charge-Off Experience.......................A-I-1
    Revenue Experience....................................................A-I-3
    Interchange...........................................................A-I-5
    Principal Payment Rates...............................................A-I-5
    Renegotiated Loans and Re-Aged Accounts...............................A-I-6
    The Receivables.......................................................A-I-6

Annex II:
Outstanding Series, Classes and Tranches of Notes........................A-II-1

Annex III:
Outstanding Master Trust II Series......................................A-III-1

                                        S-3

                              Class A(2007-9) Summary

      This summary does not contain all the information you may need to make an informed investment decision.  You should read this prospectus supplement and the prospectus in their entirety before you purchase any notes.

      Only the Class A(2007-9) notes are being offered through this prospectus supplement and the prospectus.  Other series, classes and tranches of BA Credit
Card Trust notes, including other tranches of notes that are included in the
BAseries as a part of the Class A notes or other notes that are included in the
Class A(2007-9) tranche, may be issued by the BA Credit Card Trust in the future without the consent of, or prior notice to, any noteholders.

      Other series of certificates of master trust II may be issued without the consent of, or prior notice to, any noteholders or certificateholders.

Transaction Parties
   Issuing Entity of the Notes                BA Credit Card Trust
   Issuing Entity of the Collateral           BA Master Credit Card Trust II
   Certificate
   Sponsor, Servicer and Originator           FIA Card Services, National Association
   Transferor and Depositor                   BA Credit Card Funding, LLC
   Master Trust II Trustee, Indenture Trustee The Bank of New York
   Owner Trustee                              Wilmington Trust Company

Assets
   Primary Asset of the Issuing Entity        Master trust II, Series 2001-D Collateral Certificate
   Collateral Certificate                     Undivided interest in master trust II
   Primary Assets of Master Trust II          Receivables in unsecured revolving credit card accounts
   Accounts and Receivables (as of beginning  Principal receivables:                   $90,287,683,492
      of the day on June 1, 2007)             Finance charge receivables:              $1,455,742,544
                                              Account average principal balance:       $1,683
                                              Account average credit limit:            $13,915
                                              Account average age:                     approximately 88
                                                                                       months
                                              Account billing addresses:               all 50 States plus
                                                                                       the District of
                                                                                       Columbia and Puerto
                                                                                       Rico
                                              Aggregate total receivable balance as a
                                              percentage of aggregate total credit
                                              limit:                                   12.3%
   Accounts (as of March 31, 2007)            With regard to statements prepared for
                                              cardholders during March 2007 only,
                                              accounts that had cardholders that made
                                              the minimum payment under the terms of
                                              the related credit card agreement:       3.59%
                                              With regard to statements prepared for
                                              cardholders during March 2007 only,
                                              accounts that had cardholders that paid
                                              their full balance under the terms of
                                              the related credit card agreement:       9.55%

                                        S-4

Asset Backed Securities Offered               Class A(2007-9)
   Class                                      Class A
   Series                                     BAseries
   Initial Principal Amount                   $1,250,000,000
   Initial Nominal Liquidation Amount         $1,250,000,000
   Expected Issuance Date                     July 19, 2007
   Credit Enhancement                         Subordination of the Class B and the Class C notes
   Credit Enhancement Amount                  Required Subordinated Amount
   Required Subordinated Amount of Class B    Applicable required subordination percentage of Class B
      Notes                                   notes multiplied by the adjusted outstanding dollar
                                              principal amount of the Class A(2007-9) notes.
   Required Subordination Percentage of       8.72093%.  However, see "The Class A(2007-9) Notes—Required
     Class B Notes                            Subordinated Amount" for a discussion of the calculation of the applicable stated percentage and the method by which the applicable stated percentage may be changed in the future.
   Required Subordinated Amount of Class C    Applicable required subordination percentage of Class C
      Notes                                   notes multiplied by the adjusted outstanding dollar
                                              principal amount of the Class A(2007-9) notes.
   Required Subordination Percentage of       7.55814%.  However, see "The Class A(2007-9) Notes—Required
     Class C Notes                            Subordinated Amount" for a discussion of the calculation of the applicable stated percentage and the method by which the applicable stated percentage may be changed in the future.
   Accumulation Reserve Account Targeted      0.5% of the outstanding dollar principal amount of the
      Deposit                                 Class A(2007-9) notes.

Risk Factors                                  Investment in the Class A(2007-9) notes involves risks.  You should consider carefully the risk factors beginning on page
                                              28 in the prospectus.

Interest
   Interest Rate                              London interbank offered rate for U.S. dollar deposits for a one-month period (or, for the first interest accrual period, the rate that corresponds to the actual number of days in
                                              the first interest accrual period) (LIBOR) as of each LIBOR determination date plus 0.04% per year.
   LIBOR Determination Dates                  July 17, 2007 for the period from and including the
                                              issuance date to but excluding September 17, 2007, and for each interest accrual period thereafter, the date that is
                                              two London Business Days before each distribution date.
   Distribution Dates                         The 15th day of each calendar month (or the next Business
                                              Day if the 15th is not a Business Day).
   London Business Day                        London, New York, New York and Newark, Delaware banking day.
   Interest Accrual Method                    Actual/360
   Interest Accrual Periods                   From and including the issuance date to but excluding the
                                              first interest payment date and then from and including each interest payment date to but excluding the next interest
                                              payment date.
   Interest Payment Dates                     Each distribution date starting on September 17, 2007
   First Interest Payment Date                September 17, 2007

   Business Day                               New York, New York and Newark, Delaware

                                        S-5

Principal
   Expected Principal Payment Date            June 15, 2012
   Legal Maturity Date                        November 17, 2014
   Revolving Period End                       Between 12 and 1 months prior to expected principal payment date

Servicing Fee                                 2% of the nominal liquidation amount

Anticipated Ratings                           The Class A(2007-9) notes must be rated by at least one of the following nationally recognized rating agencies:
                                              Moody's:                       Aaa
                                              Standard & Poor's:             AAA
                                              Fitch:                         AAA

Early Redemption Events                       Early redemption events applicable to the Class A(2007-9)
                                              notes include the following: (i) the occurrence of the
                                              expected principal payment date for such notes; (ii) each of the Pay Out Events described under "Master Trust II—Pay Out
                                              Events" in the prospectus; (iii) the issuing entity becoming an "investment company" within the meaning of the Investment
                                              Company Act of 1940, as amended; and (iv) for any date the amount of Excess Available Funds for the BAseries averaged over the 3 preceding calendar months is less than the
                                              Required Excess Available Funds for the BAseries for such
                                              date.  See "The Indenture—Early Redemption Events" in the
                                              prospectus.

Events of Default                             Events of default applicable to the Class A(2007-9) notes
                                              include the following: (i) the issuing entity's failure, for a period of 35 days, to pay interest upon such notes when
                                              such interest becomes due and payable; (ii) the issuing
                                              entity's failure to pay the principal amount of such notes on the applicable legal maturity date; (iii) the issuing
                                              entity's default in the performance, or breach, of any other of its covenants or warranties, as discussed in the
                                              prospectus; and (iv) the occurrence of certain events of
                                              bankruptcy, insolvency, conservatorship or receivership of the issuing entity.  See "The Indenture—Events of Default"
                                              in the prospectus.

Optional Redemption                           If the nominal liquidation amount is less than 5% of the
                                              highest outstanding dollar principal amount.

ERISA Eligibility                             Yes, subject to important considerations described under
                                              "Benefit Plan Investors" in the prospectus (investors are
                                              cautioned to consult with their counsel).

Tax Treatment                                 Debt for U.S. federal income tax purposes, subject to
                                              important considerations described under "Federal Income Tax
                                              Consequences" in the prospectus (investors are cautioned to consult with their tax counsel).

                                        S-6

Stock Exchange Listing                        The issuing entity will apply to list the Class A(2007-9)
                                              notes on a stock exchange in Europe.  The issuing entity
                                              cannot guarantee that the application for the listing will be accepted or that, if accepted, the listing will be
                                              maintained.  To determine whether the Class A(2007-9) notes are listed on a stock exchange you may contact the issuing entity c/o Wilmington Trust Company, Rodney Square North,
                                              1100 N. Market Street, Wilmington, Delaware 19890-0001,
                                              telephone number: (302) 651-1000.

Clearing and Settlement                       DTC/Clearstream/Euroclear

                                        S-7

                                           Transaction Parties

BA Credit Card Trust

         The notes will be issued by BA Credit Card Trust (referred to as the issuing entity).  For a description of the limited activities of the issuing entity, see "Transaction Parties-BA Credit Card
Trust" in the prospectus.

BA Master Credit Card Trust II

         BA Master Credit Card Trust II (referred to as master trust II) issued the collateral certificate.  See "Transaction Parties-BA Master Credit Card Trust II" and "Master Trust II" in the
prospectus.  The collateral certificate is the issuing entity's primary source of funds for the payment of principal of and interest on the notes.  The collateral certificate is an investor certificate that represents an undivided interest in the assets of master trust II.  Master trust II's assets primarily include receivables from selected MasterCard®, Visa® and American Express® unsecured revolving credit card accounts that meet the eligibility criteria for inclusion in master trust II.  These eligibility criteria are discussed under "Master Trust II-Addition of Master Trust II Assets."

         The credit card receivables in master trust II consist primarily of finance charge receivables and principal receivables.  Finance charge receivables include periodic finance charges, cash advance fees, late charges and certain other fees billed to cardholders, annual membership fees and recoveries on receivables in Defaulted Accounts.  Principal receivables include amounts charged by cardholders for merchandise and services, amounts advanced to cardholders as cash advances and all other fees billed to cardholders that are not considered finance charge receivables.

         In addition, Funding is permitted to add to master trust II participation interests in pools of assets that primarily consist of receivables arising under revolving credit card accounts owned by FIA and collections on such receivables.

         See "Annex I: The Master Trust II Portfolio" in this prospectus supplement for detailed financial information on the receivables and the accounts.

         The collateral certificate is the certificate comprising the Series 2001-D certificate issued by master trust II.  Other series of certificates may be issued by master trust II in the future without prior notice to or the consent of any noteholders or certificateholders.  See "Annex III: Outstanding
Master Trust II Series" in this prospectus supplement for information on the other outstanding series issued by master trust II.

BA Credit Card Funding, LLC

         BA Credit Card Funding, LLC (referred to as Funding), a limited liability company formed under the laws of Delaware and a subsidiary of Banc of America Consumer Card Services, LLC, an indirect subsidiary of FIA, is the transferor and depositor to master trust II.  Funding is also the holder of the Transferor Interest in master trust II and the beneficiary of the issuing entity.  On the
Substitution Date, Funding was substituted for FIA as the transferor of

                                        S-8

receivables to master trust II, as holder of the Transferor Interest in master trust II, and as beneficiary of the issuing entity pursuant to the trust agreement. See "Transaction Parties-BA Credit
Card Funding, LLC" in the prospectus for a description of Funding and its responsibilities.

FIA and Affiliates

         FIA Card Services, National Association (referred to as FIA) is a national banking association.  FIA is an indirect subsidiary of Bank of America Corporation.

         FIA formed master trust II on August 4, 1994.  Prior to the substitution of Funding as transferor of receivables to master trust II, which coincided with the merger of Bank of America,
National Association (USA) with and into FIA, FIA transferred receivables to master trust II.  In addition, prior to this substitution and merger, FIA was the holder of the Transferor Interest in master trust II, the transferor of the collateral certificate to the issuing entity pursuant to the trust agreement, and the sole beneficiary of the issuing entity.  At the time of this substitution and merger,
FIA's economic interest in the Transferor Interest in master trust II was transferred to Funding through
Banc of America Consumer Card Services, LLC (referred to as BACCS).  In addition, from and after this substitution and merger, FIA has transferred, and will continue to transfer, to BACCS the receivables arising in certain of the U.S. consumer credit card accounts originated or acquired by FIA.  BACCS has sold and may continue to sell receivables to Funding for addition to master trust II.  The receivables transferred to master trust II have been and will continue to be generated from transactions made by cardholders of selected MasterCard, Visa and American Express credit card accounts from the portfolio of
MasterCard, Visa and American Express accounts originated or acquired by FIA (such portfolio of accounts is referred to as the Bank Portfolio).

         BACCS is a limited liability company formed under the laws of North Carolina and an indirect subsidiary of FIA.

         FIA is responsible for servicing, managing and making collections on the credit card receivables in master trust II.  See "Transaction Parties-FIA and Affiliates" in the prospectus for a description of FIA, BACCS and each of their respective responsibilities.

         See "Transaction Parties-FIA and Affiliates" and "FIA's Credit Card Activities" in the
prospectus for a discussion of FIA's servicing practices and its delegation of servicing functions to its operating subsidiary Banc of America Card Servicing Corporation.

         Use of Securitization as a Source of Funding

         FIA has been securitizing credit card receivables since 1986.  FIA created master trust II on
August 4, 1994.  BA Credit Card Trust, the issuing entity, was created on May 4, 2001.  In addition to sponsoring the securitization of the credit card receivables in master trust II, FIA and its affiliates are the sponsors to other master trusts securitizing other consumer and small business lending products.

         FIA uses a variety of funding sources to meet its liquidity goals.  Funding sources for FIA have included, but are not limited to, securitization and debt issuances.

                                        S-9

The Bank of New York

         The Bank of New York, a New York banking corporation, is the indenture trustee under the indenture for the notes and the trustee under the pooling and servicing agreement (referred to herein and in the prospectus as the master trust II agreement) for the master trust II investor certificates.
See "The Indenture-Indenture Trustee" in the prospectus for a description of the limited powers and duties of the indenture trustee and "Master Trust II-Master Trust II Trustee" in the prospectus for a description of the limited powers and duties of the master trust II trustee.  See "Transaction
Parties-The Bank of New York" in the prospectus for a description of The Bank of New York.

Wilmington Trust Company

         Wilmington Trust Company, a Delaware banking corporation, is the owner trustee of the issuing entity.  See "Transaction Parties-Wilmington Trust Company" in the prospectus for a description of the ministerial powers and duties of the owner trustee and for a description of Wilmington Trust Company.

                                        The Class A(2007-9) Notes

         The Class A(2007-9) notes will be issued by the issuing entity pursuant to the indenture and the BAseries indenture supplement.  The following discussion and the discussions under "The Notes" and
"The Indenture" in the prospectus summarize the material terms of the Class A(2007-9) notes, the indenture and the BAseries indenture supplement.  These summaries do not purport to be complete and are qualified in their entirety by reference to the provisions of the Class A(2007-9) notes, the indenture and the BAseries indenture supplement.  So long as the conditions to issuance are met or waived, additional Class A(2007-9) notes may be issued on any date or in any amount.  There is no limit on the total dollar principal amount of Class A(2007-9) notes that may be issued.  See "The Notes-Issuances of
New Series, Classes and Tranches of Notes" in the prospectus for a description of the conditions to issuance.

Securities Offered

         The Class A(2007-9) notes are part of a series of notes called the BAseries.  The BAseries consists of Class A notes, Class B notes and Class C notes.  The Class A(2007-9) notes are a tranche of
Class A notes of the BAseries.  The Class A(2007-9) notes are issued by, and are obligations of, the BA
Credit Card Trust.

         On the expected issuance date, the Class A(2007-9) notes are expected to be the sixty-seventh tranche of Class A notes outstanding in the BAseries.

The BAseries

         The BAseries notes will be issued in classes.  Each class of notes has multiple tranches, which may be issued at different times and have different terms (including different interest rates, interest payment dates, expected principal payment dates, legal maturity dates or other characteristics).
Whenever a "class" of notes is referred to in this prospectus supplement or the prospectus, it includes all tranches of that class of notes, unless the context otherwise requires.

                                        S-10

         Notes of any tranche can be issued on any date so long as a sufficient amount of subordinated notes or other acceptable credit enhancement has been issued and is outstanding.  See "The
Notes-Issuances of New Series, Classes and Tranches of Notes" in the prospectus.  The expected principal payment dates and legal maturity dates of tranches of senior and subordinated classes of the BAseries may be different.  Therefore, subordinated notes may have expected principal payment dates and legal maturity dates earlier than some or all senior notes of the BAseries.  Subordinated notes will generally not be paid before their legal maturity date unless, after payment, the remaining outstanding subordinated notes provide the credit enhancement required for the senior notes.

         In general, the subordinated notes of the BAseries serve as credit enhancement for all of the senior notes of the BAseries, regardless of whether the subordinated notes are issued before, at the same time as, or after the senior notes of the BAseries.  However, certain tranches of senior notes may not require subordination from each class of notes subordinated to it.  For example, a tranche of
Class A notes may be credit enhanced solely from Class C notes.  In this example, the Class B notes will not provide credit enhancement for that tranche of Class A notes.  The amount of credit exposure of any particular tranche of notes is a function of, among other things, the total outstanding principal amount of notes issued, the required subordinated amount, the amount of usage of the required subordinated amount and the amount on deposit in the senior tranches' principal funding subaccounts.

         As of the date of this prospectus supplement, the BAseries is the only issued and outstanding series of the issuing entity.  See "Annex II: Outstanding Series, Classes and Tranches of Notes" for
information on the other outstanding notes issued by the issuing entity.

Interest

        Interest on the Class A(2007-9) notes will accrue at a floating rate equal to the London interbank offered rate for U.S. dollar deposits for a one-month period (or, for the first interest accrual period, the rate that corresponds to the actual number of days in the first interest accrual period) (LIBOR) plus a spread as specified on the cover page of this prospectus supplement.

        LIBOR appears on Reuters Screen LIBOR01 Page (or comparable replacement page) and will be the rate available at 11:00 a.m., London time, on the related LIBOR determination date. If the rate does not appear on that page, the rate will be the average of the rates offered by four prime banks in London. If fewer than two London banks provide a rate at the request of the indenture trustee, the rate will be the average of the rates offered by four major banks in New York City.

        Interest on the Class A(2007-9) notes for any interest payment date will equal the product of:

        o  the Class A(2007-9) note interest rate for the applicable interest accrual period; multiplied by

        o  the actual number of days in the related interest accrual period divided by 360; multiplied by

                                        S-11

        o  the outstanding dollar principal amount of the Class A(2007-9) notes as of the related record date.

         The payment of interest on the Class A(2007-9) notes on any payment date is senior to the payment of interest on Class B and Class C notes of the BAseries on that date.  Generally, no payment of interest will be made on any Class B BAseries note until the required payment of interest has been made to all Class A BAseries notes.  Likewise, generally, no payment of interest will be made on any Class C
BAseries note until the required payment of interest has been made to all Class A and Class B BAseries notes.  However, funds on deposit in the Class C reserve account will be available only to holders of
Class C notes to cover shortfalls of interest on Class C notes on any interest payment date.

         The issuing entity will pay interest on the Class A(2007-9) notes solely from the portion of
BAseries Available Funds and from other amounts that are available to the Class A(2007-9) notes under the indenture and the BAseries indenture supplement after giving effect to all allocations and reallocations.  If those sources are not sufficient to pay the interest on the Class A(2007-9) notes,
Class A(2007-9) noteholders will have no recourse to any other assets of the issuing entity, FIA, BACCS,
Funding or any other person or entity for the payment of interest on those notes.

Principal

         The issuing entity expects to pay the stated principal amount of the Class A(2007-9) notes in one payment on its expected principal payment date, and is obligated to do so if funds are available for that purpose.  If the stated principal amount of the Class A(2007-9) notes is not paid in full on the expected principal payment date due to insufficient funds, noteholders will generally not have any remedies against the issuing entity until the legal maturity date of the Class A(2007-9) notes.

         In addition, if the stated principal amount of the Class A(2007-9) notes is not paid in full on the expected principal payment date, then an early redemption event will occur for the
Class A(2007-9) notes and principal and interest payments on the Class A(2007-9) notes will be made monthly until they are paid in full or until the legal maturity date occurs, whichever is earlier.

         Principal of the Class A(2007-9) notes will begin to be paid earlier than the expected principal payment date if any other early redemption event or an event of default and acceleration occurs for the Class A(2007-9) notes.  See "The Notes-Early Redemption of Notes," "The Indenture-Early
Redemption Events" and "-Events of Default" in the prospectus.

         The issuing entity will pay principal on the Class A(2007-9) notes solely from the portion of
BAseries Available Principal Amounts and from other amounts which are available to the Class A(2007-9)
notes under the indenture and the BAseries indenture supplement after giving effect to all allocations and reallocations.  If those sources are not sufficient to pay the principal of the Class A(2007-9)
notes, Class A(2007-9) noteholders will have no recourse to any other assets of the issuing entity,
Funding, BACCS, FIA or any other person or entity for the payment of principal on those notes.

                                        S-12

Nominal Liquidation Amount

         The nominal liquidation amount of a tranche of notes corresponds to the portion of the investor interest of the collateral certificate that is available to support that tranche of notes.  Generally, the nominal liquidation amount is used to determine the amount of Available Principal Amounts and
Available Funds that are available to pay principal of and interest on the notes.  For a more detailed discussion of nominal liquidation amount, see "The Notes-Stated Principal Amount, Outstanding Dollar
Principal Amount and Nominal Liquidation Amount" in the prospectus.

Subordination; Credit Enhancement

         Credit enhancement for the Class A(2007-9) notes will be provided through subordination.  The amount of subordination available to provide credit enhancement to any tranche of notes is limited to its available subordinated amount.  If the available subordinated amount for any tranche of notes has been reduced to zero, losses will be allocated to that tranche of notes pro rata based on its nominal liquidation amount.  The nominal liquidation amount of those notes will be reduced by the amount of losses allocated to it and it is unlikely that those notes will receive their full payment of principal.

         Principal and interest payments on Class B and Class C BAseries notes are subordinated to payments on Class A BAseries notes as described above under "-Interest" and "-Principal."
Subordination of Class B and Class C BAseries notes provides credit enhancement for Class A BAseries notes.

         Principal and interest payments on Class C BAseries notes are subordinated to payments on
Class A and Class B BAseries notes as described above under "-Interest" and "-Principal."
Subordination of Class C BAseries notes provides credit enhancement for Class A and Class B BAseries notes.

         BAseries Available Principal Amounts allocable to subordinated classes of BAseries notes may be reallocated to pay interest on senior classes of BAseries notes or to pay a portion of the master trust
II servicing fee allocable to the BAseries, subject to certain limitations.  See "Sources of Funds to
Pay the Notes-Deposit and Application of Funds for the BAseries-Application of BAseries Available
Principal Amounts" in the prospectus.  The nominal liquidation amount of the subordinated notes will be reduced by the amount of those reallocations.  In addition, charge-offs due to uncovered defaults on principal receivables in master trust II allocable to the BAseries generally are reallocated from the senior classes to the subordinated classes of the BAseries.  See "Sources of Funds to Pay the
Notes-Deposit and Application of Funds for the BAseries-Allocations of Reductions from Charge-Offs" in the prospectus.  The nominal liquidation amount of the subordinated notes will be reduced by the amount of charge-offs reallocated to those subordinated notes.  See "The Notes-Stated Principal Amount,
Outstanding Dollar Principal Amount and Nominal Liquidation Amount-Nominal Liquidation Amount" and
"Master Trust II-Defaulted Receivables; Rebates and Fraudulent Charges" in the prospectus.

                                        S-13

         BAseries Available Principal Amounts remaining after any reallocations described above will be applied to make targeted deposits to the principal funding subaccounts of senior notes before being applied to make targeted deposits to the principal funding subaccounts of the subordinated notes if the remaining amounts are not sufficient to make all required targeted deposits.

         In addition, principal payments on subordinated classes of BAseries notes are subject to the principal payment rules described below in "-Required Subordinated Amount."

         In the BAseries, payment of principal may be made on a subordinated class of notes before payment in full of each senior class of notes only under the following circumstances:

         o    If after giving effect to the proposed principal payment the outstanding subordinated notes are still sufficient to support the outstanding senior notes.  See "Sources of Funds to Pay the Notes-Deposit and Application of Funds for the BAseries-Targeted Deposits of BAseries
              Available Principal Amounts to the Principal Funding Account" and "-Allocation to Principal
              Funding Subaccounts" in the prospectus.  For example, if a tranche of Class A notes has been repaid, this generally means that, unless other Class A notes are issued, at least some Class B notes and Class C notes may be repaid when they are expected to be repaid even if other tranches of Class A notes are outstanding.

         o    If the principal funding subaccounts for the senior classes of notes have been sufficiently prefunded as described in "Sources of Funds to Pay the Notes-Deposit and Application of
              Funds for the BAseries-Targeted Deposits of BAseries Available Principal Amounts to the
              Principal Funding Account-Prefunding of the Principal Funding Account for Senior Classes"
              in the prospectus.

         o    If new tranches of subordinated notes are issued so that the subordinated notes that have reached their expected principal payment date are no longer necessary to provide the required subordination.

         o    If the subordinated tranche of notes reaches its legal maturity date and there is a sale of credit card receivables as described in "Sources of Funds to Pay the Notes-Sale of Credit
              Card Receivables" in the prospectus.

Required Subordinated Amount

         In order to issue notes of a senior class of the BAseries, the required subordinated amount of subordinated notes for those senior notes must be outstanding and available on the issuance date.
Generally, the required subordinated amount of subordinated notes for each tranche of Class A BAseries notes is equal to a stated percentage of the adjusted outstanding dollar principal amount of that tranche of Class A notes.  For the Class A(2007-9) notes, the required subordinated amount of Class B notes is equal to 8.72093% of the adjusted outstanding dollar principal amount of the Class A(2007-9)
notes, and the required subordinated amount of Class C notes is equal to 7.55814% of the adjusted outstanding dollar principal amount of the Class A(2007-9) notes.

                                        S-14

         Similarly, the required subordinated amount of Class C notes for each tranche of Class B
BAseries notes is generally equal to a stated percentage of its adjusted outstanding dollar principal amount.  However, the required subordinated amount of Class C notes for any tranche of Class B BAseries notes may be adjusted to reflect its pro rata share of the portion of the adjusted outstanding dollar principal amount of all Class B BAseries notes that is not providing credit enhancement to the Class A notes.

         For an example of the calculations of the BAseries required subordinated amounts, see the chart titled "BAseries Required Subordinated Amounts" in the prospectus.

         Reductions in the adjusted outstanding dollar principal amount of a tranche of senior notes of the BAseries will generally result in a reduction in the required subordinated amount for that tranche.
Additionally, a reduction in the required subordinated amount of Class C notes for a tranche of Class B
BAseries notes may occur due to:

         o    a decrease in the aggregate adjusted outstanding dollar principal amount of Class A
              BAseries notes,

         o    a decrease in the Class A required subordinated amount of Class B notes for outstanding tranches of Class A BAseries notes, or

         o    the issuance of additional Class B BAseries notes;

any of which would reduce the amount of credit enhancement provided by an individual tranche of Class B
BAseries notes to the Class A BAseries notes.  However, if an early redemption event or event of default and acceleration for any tranche of Class B BAseries notes occurs, or if on any day its usage of the required subordinated amount of Class C notes exceeds zero, the required subordinated amount of Class C notes for that tranche of Class B notes will not decrease after that early redemption event or event of default and acceleration or after the date on which its usage of the required subordinated amount of
Class C notes exceeds zero.

         The percentages used in, or the method of calculating, the required subordinated amounts described above may change without the consent of any noteholders if the rating agencies consent.  In addition, the percentages used in, or the method of calculating, the required subordinated amount of subordinated notes of any tranche of BAseries notes (including other tranches in the same class) may be different than the percentages used in, or the method of calculating, the required subordinated amounts for the Class A(2007-9) notes.  In addition, if the rating agencies consent, the issuing entity, without the consent of any noteholders, may utilize forms of credit enhancement other than subordinated notes in order to provide senior classes of notes with the required credit enhancement.

         No payment of principal will be made on any Class B BAseries note unless, following the payment, the remaining available subordinated amount of Class B BAseries notes is at least equal to the required subordinated amount of Class B notes for the outstanding Class A BAseries notes less any usage of the required subordinated amount of Class B notes for the outstanding Class A BAseries notes.
Similarly, no payment of principal will be made on any Class C BAseries note unless, following the payment, the remaining available subordinated amount of Class C BAseries notes is at least equal to the required subordinated amount of Class C notes for

                                        S-15

the outstanding Class A and Class B BAseries notes less any usage of the required subordinated amount of Class C notes for the outstanding Class A and Class B BAseries notes. However, there are some exceptions to this rule. See "-Subordination; Credit Enhancement" above and "The Notes-Subordination of
Interest and Principal" in the prospectus.

Revolving Period

         Until principal amounts are needed to be accumulated to pay the Class A(2007-9) notes, principal amounts allocable to the Class A(2007-9) notes will either be applied to other BAseries notes which are accumulating principal or paid to Funding as holder of the Transferor Interest.  This period is commonly referred to as the revolving period.  Unless an early redemption event or event of default for the Class A(2007-9) notes occurs, the revolving period is expected to end twelve calendar months prior to the expected principal payment date.  However, if the servicer reasonably expects that less than twelve months will be required to fully accumulate principal amounts in an amount equal to the outstanding dollar principal amount of the Class A(2007-9) notes, the end of the revolving period may be delayed.  See "Sources of Funds to Pay the Notes-Deposit and Application of Funds for the
BAseries-Targeted Deposits of BAseries Available Principal Amounts to the Principal Funding
Account-Budgeted Deposits" in the prospectus.

Early Redemption of Notes

         The early redemption events applicable to all notes, including the Class A(2007-9) notes, are described in "The Notes-Early Redemption of Notes" and "The Indenture-Early Redemption Events" in the
prospectus.

Optional Redemption by the Issuing Entity

         Funding, so long as it is an affiliate of the servicer, has the right, but not the obligation, to direct the issuing entity to redeem the Class A(2007-9) notes in whole but not in part on any day on or after the day on which the nominal liquidation amount of the Class A(2007-9) notes is reduced to less than 5% of their highest outstanding dollar principal amount.  This repurchase option is referred to as a clean-up call.

         The issuing entity will not redeem subordinated notes if those notes are required to provide credit enhancement for senior classes of notes of the BAseries.

         If the issuing entity is directed to redeem the Class A(2007-9) notes, it will notify the registered holders at least thirty days prior to the redemption date.  The redemption price of a note will equal 100% of the outstanding principal amount of that note, plus accrued but unpaid interest on the note to but excluding the date of redemption.

         If the issuing entity is unable to pay the redemption price in full on the redemption date, monthly payments on the Class A(2007-9) notes will thereafter be made until either the principal of and accrued interest on the Class A(2007-9) notes are paid in full or the legal maturity date occurs, whichever is earlier.  Any funds in the principal funding subaccount and the interest funding subaccount for the Class A(2007-9) notes will be applied to make the principal and interest payments on the notes on the redemption date.

                                        S-16

Events of Default

         The Class A(2007-9) notes are subject to certain events of default described in "The
Indenture-Events of Default" in the prospectus.  For a description of the remedies upon the occurrence of an event of default, see "The Indenture-Events of Default Remedies" and "Sources of Funds to Pay the
Notes-Sale of Credit Card Receivables" in the prospectus.

Issuing Entity Accounts

         The issuing entity has established a principal funding account, an interest funding account, an accumulation reserve account and a Class C reserve account for the benefit of the BAseries.  The principal funding account, the interest funding account, and the accumulation reserve account will have subaccounts for the Class A(2007-9) notes.

         Each month, distributions on the collateral certificate and other amounts will be deposited in the issuing entity accounts and allocated to the notes as described in the prospectus.

Security for the Notes

         The Class A(2007-9) notes are secured by a shared security interest in:

         o    the collateral certificate;

         o    the collection account;

         o    the applicable principal funding subaccount;

         o    the applicable interest funding subaccount; and

         o    the applicable accumulation reserve subaccount.

         However, the Class A(2007-9) notes are entitled to the benefits of only that portion of the assets allocated to them under the indenture and the BAseries indenture supplement.

         See "Sources of Funds to Pay the Notes-The Collateral Certificate" and "-Issuing Entity
Accounts" in the prospectus.

Limited Recourse to the Issuing Entity

         The sole sources of payment for principal of or interest on the Class A(2007-9) notes are provided by:

         o    the portion of the Available Principal Amounts and Available Funds allocated to the
              BAseries and available to the Class A(2007-9) notes, and

         o    funds in the applicable issuing entity accounts for the Class A(2007-9) notes.

                                        S-17

         Class A(2007-9) noteholders will have no recourse to any other assets of the issuing entity,
FIA, BACCS, Funding or any other person or entity for the payment of principal of or interest on the
Class A(2007-9) notes.

         However, following a sale of credit card receivables (i) due to an insolvency of Funding,
(ii) due to an event of default and acceleration for the Class A(2007-9) notes or (iii) on the legal maturity date for the Class A(2007-9) notes, as described in "Sources of Funds to Pay the Notes-Sale of
Credit Card Receivables" in the prospectus, the Class A(2007-9) noteholders have recourse only to the proceeds of that sale.

Accumulation Reserve Account

         The issuing entity will establish an accumulation reserve subaccount to cover shortfalls in investment earnings on amounts (other than prefunded amounts) on deposit in the principal funding subaccount for the Class A(2007-9) notes.

         The amount targeted to be deposited in the accumulation reserve subaccount for the Class
A(2007-9) notes is zero, unless more than one budgeted deposit is required to accumulate and pay the principal of the Class A(2007-9) notes on its expected principal payment date, in which case, the amount targeted to be deposited is 0.5% of the outstanding dollar principal amount of the Class A(2007-9)
notes, or another amount designated by the issuing entity.  See "Sources of Funds to Pay the
Notes-Deposit and Application of Funds for the BAseries-Targeted Deposits to the Accumulation Reserve
Account" in the prospectus.

Shared Excess Available Funds

         The BAseries will be included in "Group A."  In addition to the BAseries, the issuing entity may issue other series of notes that are included in Group A.  As of the date of this prospectus supplement, the BAseries is the only series of notes issued by the issuing entity.

         To the extent that Available Funds allocated to the BAseries are available after all required applications of those amounts as described in "Sources of Funds to Pay the Notes-Deposit and Application
of Funds for the BAseries-Application of BAseries Available Funds" in the prospectus, these unused
Available Funds, referred to as shared excess available funds, will be applied to cover shortfalls in
Available Funds for other series of notes in Group A.  In addition, the BAseries may receive the benefits of shared excess available funds from other series in Group A, to the extent Available Funds for those other series of notes are not needed for those series.  See "Sources of Funds to Pay the
Notes-The Collateral Certificate," and
"-Deposit and Application of Funds for the BAseries-Shared Excess Available Funds" in the prospectus.

Stock Exchange Listing

         The issuing entity will apply to list the Class A(2007-9) notes on a stock exchange in Europe.
The issuing entity cannot guarantee that the application for the listing will be accepted or that, if accepted, the listing will be maintained.  To determine whether the Class A(2007-9) notes are listed on a stock exchange you may contact the issuing entity c/o Wilmington Trust

                                        S-18

Company, Rodney Square North, 1100 N. Market Street, Wilmington, Delaware 19890-0001, telephone number:
(302) 651-1000.

Ratings

         The issuing entity will issue the Class A(2007-9) notes only if they are rated at least "AAA"
or "Aaa" or its equivalent by at least one nationally recognized rating agency.

         Other tranches of Class A notes may have different rating requirements from the
Class A(2007-9) notes.

         A rating addresses the likelihood of the payment of interest on a note when due and the ultimate payment of principal of that note by its legal maturity date.  A rating does not address the likelihood of payment of principal of a note on its expected principal payment date.  In addition, a rating does not address the possibility of an early payment or acceleration of a note, which could be caused by an early redemption event or an event of default.  A rating is not a recommendation to buy, sell or hold notes and may be subject to revision or withdrawal at any time by the assigning rating agency.  Each rating should be evaluated independently of any other rating.

         See "Risk Factors-If the ratings of the notes are lowered or withdrawn, their market value could decrease" in the prospectus.

                                               Underwriting

         Subject to the terms and conditions of the underwriting agreement for the
Class A(2007-9) notes, the issuing entity has agreed to sell to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the principal amount of the Class
A(2007-9) notes set forth opposite its name:

Underwriters                                                                          Principal Amount

Banc of America Securities LLC..............................                            $  250,000,000

Barclays Capital Inc........................................                               250,000,000

Citigroup Global Markets Inc................................                               250,000,000

Deutsche Bank Securities Inc................................                               250,000,000

Lehman Brothers Inc.........................................                               250,000,000
                                                                                        ______________
      Total.................................................                            $1,250,000,000
                                                                                        ==============

         The several underwriters have agreed, subject to the terms and conditions of the underwriting agreement, to purchase all $1,250,000,000 of the aggregate principal amount of the Class A(2007-9) notes if any of the Class A(2007-9) notes are purchased.

         The underwriters have advised the issuing entity that the several underwriters propose to offer the Class A(2007-9) notes to the public at the public offering price determined by the

                                        S-19

several underwriters and set forth on the cover page of this prospectus supplement and to offer the
Class A(2007-9) notes to certain dealers at that public offering price less a concession not in excess of 0.135% of the principal amount of the Class A(2007-9) notes. The underwriters may allow, and those dealers may reallow to other dealers, a concession not in excess of 0.068% of the principal amount.

         After the initial public offering, the public offering price and other selling terms may be changed by the underwriters.

         Each underwriter of the Class A(2007-9) notes has agreed that:

         o    it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (the "FSMA") with respect to anything done by it in relation to the
              Class A(2007-9) notes in, from or otherwise involving the United Kingdom; and

         o    it has only communicated or caused to be communicated and it will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Class A(2007-9) notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity.

         In connection with the sale of the Class A(2007-9) notes, the underwriters may engage in:

         o    over-allotments, in which members of the syndicate selling the Class A(2007-9) notes sell more notes than the issuing entity actually sold to the syndicate, creating a syndicate short position;

         o    stabilizing transactions, in which purchases and sales of the Class A(2007-9) notes may be made by the members of the selling syndicate at prices that do not exceed a specified maximum;

         o    syndicate covering transactions, in which members of the selling syndicate purchase the
              Class A(2007-9) notes in the open market after the distribution has been completed in order to cover syndicate short positions; and

         o    penalty bids, by which the underwriter reclaims a selling concession from a syndicate member when any of the Class A(2007-9) notes originally sold by that syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

         These stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Class A(2007-9) notes to be higher than it would otherwise be.  These transactions, if commenced, may be discontinued at any time.

         The issuing entity, Funding and FIA will, jointly and severally, indemnify the underwriters and their controlling persons against certain liabilities, including liabilities under

                                        S-20

applicable securities laws, or contribute to payments the underwriters may be required to make in respect of those liabilities.

         Banc of America Securities LLC, one of the underwriters of the Class A(2007-9) notes, is an affiliate of each of FIA and Funding.  Affiliates of FIA, Funding and Banc of America Securities LLC may
purchase all or a portion of the Class A(2007-9) notes.

         Proceeds to the issuing entity from the sale of the Class A(2007-9) notes and the underwriting discount are set forth on the cover page of this prospectus supplement.  Proceeds to the issuing entity from the sale of the Class A(2007-9) notes will be paid to Funding.  See "Use of Proceeds" in the prospectus.  Additional offering expenses, which will be paid by Funding, are estimated to be $700,000.

                                        S-21

                                                                                                           Annex I

                                      The Master Trust II Portfolio

         The information provided in this Annex I is an integral part of the prospectus supplement, and is incorporated by reference into the prospectus supplement.

General

         The receivables conveyed to master trust II arise in accounts selected from the Bank Portfolio on the basis of criteria set forth in the master trust II agreement as applied on the Cut-Off Date or, for additional accounts, as of the date of their designation.  The transferor has the right, subject to certain limitations and conditions set forth therein, to designate from time to time additional accounts and to transfer to master trust II all receivables of those additional accounts.  Any additional accounts designated must be Eligible Accounts as of the date the transferor designates those accounts as additional accounts.  See "Receivables Transfer Agreements Generally" and "Master Trust II-The
Receivables" in the prospectus.

         As owner of the credit card accounts, FIA retains the right to change various credit card account terms (including finance charges and other fees it charges and the required minimum monthly payment).  FIA has no restrictions on its ability to change the terms of the credit card accounts except as described in this prospectus supplement or in the accompanying prospectus.  See "Risk Factors-FIA may change the terms of the credit card accounts in a way that reduces or slows collections.  These changes may result in reduced, accelerated or delayed payments to you" in the prospectus.  Changes in relevant law, changes in the marketplace or prudent business practices could cause FIA to change credit card account terms.  See "FIA's Credit Card Activities-Origination, Account Acquisition, Credit Lines and Use
of Credit Card Accounts" in the prospectus for a description of how credit card account terms can be changed.

         Static pool information regarding the performance of the receivables in master trust II is being provided through an Internet Web site at http://bofa.com/cardabs.  See "Where You Can Find More
Information" in the accompanying prospectus.  Static pool information regarding the performance of the receivables in master trust II was not organized or stored within FIA's computer systems for periods prior to January 1, 2006 and cannot be obtained without unreasonable expense or effort.  Since January
1, 2006, FIA has stored static pool information relating to delinquency, charge-off, yield and payment rate performance for the receivables in master trust II and, beginning with the calendar quarter ended
March 31, 2006, this information is presented through the above-referenced Internet Web site and will be updated on a quarterly basis.  FIA anticipates that this information will ultimately be presented for the five most recent calendar years of account originations.  As a result, the full array of static pool information relating to the Master Trust II Portfolio will not be available until 2011.

Delinquency and Principal Charge-Off Experience

         FIA's procedures for determining whether an account is contractually delinquent, including a description of its collection efforts with regard to delinquent accounts, are described under "FIA's
Credit Card Portfolio-Delinquencies and Collection Efforts" in the prospectus.  Similarly, FIA's procedures for charging-off and writing-off accounts is described under "FIA's Credit Card
Portfolio-Charge-Off Policy" in the prospectus.

                                        A-I-1

         The following table sets forth the delinquency experience for cardholder payments on the credit card accounts comprising the Master Trust II Portfolio for each of the dates shown.  The receivables outstanding on the accounts consist of all amounts due from cardholders as posted to the accounts as of the date shown.  We cannot provide any assurance that the delinquency experience for the receivables in the future will be similar to the historical experience set forth below.

                               Delinquency Experience
                             Master Trust II Portfolio
                               (Dollars in Thousands)

                           Three Months Ended March 31,                         December 31,
                           ________________________________________________________________________________________
                                      2007                          2006                           2005
                           ________________________________________________________________________________________
                                          Percentage                     Percentage                     Percentage
                                           of Total                       of Total                       of Total
                            Receivables   Receivables    Receivables     Receivables    Receivables     Receivables
Receivables Outstanding    $87,345,037                 $84,883,880                    $73,475,619
Receivables Delinquent:
  30-59 Days......         $1,306,313       1.50%      $1,347,801          1.58%      $  998,589          1.35%
  60-89 Days......            858,791       0.98          845,845          1.00          621,535          0.85
  90-119 Days.....            769,859       0.88          683,639          0.81          490,511          0.67
  120-149 Days....            734,184       0.84          600,687          0.71          455,614          0.62
  150-179 Days....            803,651       0.92          634,466          0.75          475,357          0.65
  180 or More Days              2,021       0.00            1,790          0.00            1,104          0.00
    Total.........         ------------- ------------- ---------------- ------------- ---------------- -------------
                           $4,474,819       5.12%      $4,114,228          4.85%      $3,042,710          4.14%

                                                                 December 31,
                           ________________________________________________________________________________________
                                      2004                          2003                           2002
                           ________________________________________________________________________________________
                                          Percentage                     Percentage                     Percentage
                                           of Total                       of Total                       of Total
                            Receivables   Receivables    Receivables     Receivables    Receivables     Receivables
Receivables Outstanding   $73,981,346                 $77,426,846                    $72,696,743
Receivables Delinquent:
  30-59 Days......         $1,171,256       1.58%      $1,202,508          1.55%      $1,343,708          1.85%
  60-89 Days......            798,616       1.08          825,924          1.07          833,204          1.15
  90-119 Days.....            615,720       0.83          714,683          0.93          673,670          0.93
  120-149 Days....            547,761       0.74          671,119          0.87          624,003          0.86
  150-179 Days....            544,124       0.74          597,052          0.77          548,596          0.75
  180 or More Days              1,986       0.00            3,510          0.00            9,778          0.01
    Total.........         ------------- ------------- ---------------- ------------- ---------------- -------------
                           $3,679,463       4.97%      $4,014,796          5.19%      $4,032,959          5.55%

                                        A-I-2

         The following table sets forth the principal charge-off experience for cardholder payments on the credit card accounts comprising the Master Trust II Portfolio for each of the periods shown.
Charge-offs consist of write-offs of principal receivables.  If accrued finance charge receivables that have been written off were included in total charge-offs, total charge-offs would be higher as an absolute number and as a percentage of the average of principal receivables outstanding during the periods indicated.  Average principal receivables outstanding is the average of the daily principal receivables balance during the periods indicated.  We cannot provide any assurance that the charge-off experience for the receivables in the future will be similar to the historical experience set forth below.

                          Principal Charge-Off Experience
                             Master Trust II Portfolio
                               (Dollars in Thousands)

                                                                        Three Months
                                                                       Ended March 31,     Year Ended December 31,
                                                                      ______________________________________________
                                                                             2007            2006            2005
                                                                      ______________________________________________
        Average Principal Receivables Outstanding...                   $84,001,591      $75,893,701     $68,633,103
        Total Charge-Offs...........................                   $ 1,002,552      $ 2,687,319     $ 4,028,454
        Total Charge-Offs as a percentage of Average Principal
            Receivables Outstanding.................                          4.77%*           3.54%          5.87%

                                                                                   Year Ended December 31,
                                                                      ______________________________________________
                                                                             2004            2003            2002
                                                                      ______________________________________________
        Average Principal Receivables Outstanding...                   $72,347,604      $70,695,439     $65,393,297
        Total Charge-Offs...........................                   $ 3,996,412      $ 4,168,622     $ 3,629,682
        Total Charge-Offs as a percentage of Average Principal
            Receivables Outstanding.................                          5.52%            5.90%          5.55%
*Calculated as an annualized figure.

         Total charge-offs as a percentage of average principal receivables outstanding for the months ended April 30, 2007 and May 31, 2007 were 5.37% and 5.49%, respectively, each calculated as an annualized figure. Total charge-offs are total principal charge-offs before recoveries and do not include any charge-offs of finance charge receivables or the amount of any reductions in average daily principal receivables outstanding due to fraud, returned goods, customer disputes or other miscellaneous adjustments.  Recoveries are a component of yield and are described below in "-Revenue Experience."

Revenue Experience

         The following table sets forth the revenue experience for the credit card accounts from finance charges, fees paid and interchange in the Master Trust II Portfolio for each of the periods shown.

         The revenue experience in the following table is calculated on a cash basis.  Yield from finance charges and fees and recoveries is the result of dividing finance charges and fees and recoveries (net of expenses) by average daily principal receivables outstanding during the

                                        A-I-3

periods indicated. Finance charges and fees are comprised of monthly cash collections of periodic finance charges and other credit card fees including interchange.

         Each month, FIA allocates amounts recovered (net of expenses) between its U.S. credit card and consumer loan portfolios pro rata based on each portfolio's charge-offs during the prior month relative to the combined charge-offs for both portfolios during the prior month.  Once recoveries have been so allocated to the U.S. credit card portfolio, the total amount of those recoveries that are allocated to the Master Trust II Portfolio is determined by dividing the average total principal receivables for the
Master Trust II Portfolio for the related calendar month by the average total principal receivables for the U.S. credit card portfolio for the same calendar month.  Under the master trust II agreement, recoveries allocated to the Master Trust II Portfolio and transferred to Funding under the receivables purchase agreement are treated as collections of finance charge receivables.

                                 Revenue Experience
                             Master Trust II Portfolio
                               (Dollars in Thousands)

                                                       Three Months
                                                     Ended March 31,         Year Ended December 31,
                                                    _________________________________________________
                                                          2007               2006               2005
                                                    _________________________________________________
Finance Charges and Fees.............               $ 3,984,169       $13,858,136        $12,730,706
Recoveries...........................               $   121,861       $   304,348        $   312,462
Yield from Finance Charges and Fees and Recoveries        19.55%*           18.66%             19.00%

                                                                    Year Ended December 31,
                                                    _________________________________________________
                                                          2004               2003               2002
                                                    _________________________________________________
Finance Charges and Fees.............               $12,565,091       $12,172,680        $11,538,974
Recoveries...........................               $   275,246       $   252,765        $   194,977
Yield from Finance Charges and Fees and Recoveries        17.75%            17.58%             17.94%
*Calculated as an annualized figure.
*Calculated as an annualized figure.

         The yield on a cash basis will be affected by numerous factors, including the monthly periodic finance charges on the receivables, the amount of fees, changes in the delinquency rate on the receivables, the percentage of cardholders who pay their balances in full each month and do not incur monthly periodic finance charges, and the percentage of credit card accounts bearing finance charges at promotional rates.  See "Risk Factors" in the prospectus.

         The revenue from periodic finance charges and fees-other than annual fees-depends in part upon the collective preference of cardholders to use their credit cards as revolving debt instruments for purchases and cash advances and to pay account balances over several months-as opposed to convenience use, where cardholders pay off their entire balance each month, thereby avoiding periodic finance charges on their purchases-and upon other credit card related services for which the cardholder pays a fee.  Revenues from periodic finance charges and fees

                                        A-I-4

also depend on the types of charges and fees assessed on the credit card accounts. Accordingly, revenue will be affected by future changes in the types of charges and fees assessed on the accounts and on the types of additional accounts added from time to time. These revenues could be adversely affected by future changes in fees and charges assessed by FIA and other factors. See "FIA's Credit Card
Activities" in the prospectus.

Interchange

         A percentage of the interchange for the Bank Portfolio attributed to cardholder charges for goods and services in the accounts of master trust II will be transferred from FIA, through BACCS and
Funding, to master trust II.  This interchange will be allocated to each series of master trust II investor certificates based on its pro rata portion as measured by its Investor Interest of cardholder charges for goods and services in the accounts of master trust II relative to the total amount of cardholder charges for goods and services in the MasterCard, Visa and American Express credit card accounts owned by FIA, as reasonably estimated by FIA.

         MasterCard, Visa and American Express may from time to time change the amount of interchange reimbursed to banks issuing their credit cards.  Interchange will be treated as collections of finance charge receivables.  Under the circumstances described herein, interchange will be used to pay a portion of the Investor Servicing Fee required to be paid on each Transfer Date.  See "Master Trust II-Servicing
Compensation and Payment of Expenses" and "FIA's Credit Card Activities-Interchange" in the prospectus.

Principal Payment Rates

         The following table sets forth the highest and lowest cardholder monthly principal payment rates for the Master Trust II Portfolio during any month in the periods shown and the average cardholder monthly principal payment rates for all months during the periods shown, in each case calculated as a percentage of total beginning monthly account principal balances during the periods shown.  Principal payment rates shown in the table are based on amounts which are deemed payments of principal receivables with respect to the accounts.

                     Cardholder Monthly Principal Payment Rates
                             Master Trust II Portfolio

                          Three Months
                             Ended
                           March 31,                   Year Ended December 31,
                        _____________________________________________________________________
                              2007         2006       2005      2004       2003       2002
                        _____________________________________________________________________
Lowest Month....             16.63%       16.02%     15.31%    13.95%     12.73%     12.93%
Highest Month...             17.46%       18.20%     17.15%    16.47%     14.71%     14.40%
Monthly Average.             17.17%       16.78%     16.30%    15.05%     13.84%     13.63%

         FIA's billing and payment procedures are described under "FIA's Credit Card Portfolio-Billing and Payments" in the prospectus.  We cannot provide any assurance that the cardholder monthly principal payment rates in the future will be similar to the historical experience set forth above.  In addition, the amount of collections of receivables may vary from

                                        A-I-5

month to month due to seasonal variations, general economic conditions and payment habits of individual cardholders.

         Funding, as transferor, has the right, subject to certain limitations and conditions, to designate certain removed credit card accounts and to require the master trust II trustee to reconvey all receivables in those removed credit card accounts to the transferor.  Once an account is removed, receivables existing or arising under that credit card account are not transferred to master trust II.

Renegotiated Loans and Re-Aged Accounts

         FIA may modify the terms of its credit card agreements with cardholders who have experienced financial difficulties by offering them renegotiated loan programs, which include placing them on nonaccrual status, reducing interest rates, or providing any other concession in terms.  In addition, a cardholder's account may be re-aged to remove existing delinquency.  For a detailed description of renegotiated loans and re-aged accounts, see "FIA's Credit Card Portfolio-Renegotiated Loans and Re-Aged
Accounts" in the prospectus.

The Receivables

         The following tables summarize the Master Trust II Portfolio by various criteria as of the beginning of the day on June 1, 2007.  Because the future composition of the Master Trust II Portfolio may change over time, neither these tables nor the information contained in "Class A(2007-9)
Summary-Assets-Accounts and Receivables" describe the composition of the Master Trust II Portfolio at any future time.  If the composition of the Master Trust II Portfolio changes over time, noteholders will not be notified of such change.  For example, there can be no assurance that the anticipated changes in servicing procedures as a result of the merger between Bank of America Corporation and MBNA Corporation will not cause the composition of the Master Trust II Portfolio in the future to be different than the composition of the Master Trust II Portfolio described in this section.  See "Risk Factors-FIA may change the terms of the credit card accounts in a way that reduces or slows collections.  These changes may result in reduced, accelerated or delayed payments to you" in the prospectus.  However, monthly reports containing information on the notes and the collateral securing the notes will be filed with the
Securities and Exchange Commission.  See "Where You Can Find More Information" in the prospectus for information as to how these reports may be accessed.

                                        A-I-6

                           Composition by Account Balance
                             Master Trust II Portfolio

                                                       Percentage of                        Percentage
                                           Number of    Total Number                         of Total
Account Balance Range                      Accounts     of Accounts       Receivables       Receivables
_________________________________________________________________________________________________________
Credit Balance..............                 1,048,917      2.0%      $(126,303,814)           (0.1)%
No Balance..................                30,722,847     57.3                    0            0.0
$           .01-$  5,000.00.                15,714,993     29.3       22,576,217,322           24.6
$  5,000.01-$10,000.00......                 3,612,873      6.7       25,756,243,814           28.0
$10,000.01-$15,000.00.......                 1,357,947      2.5       16,513,571,158           18.0
$15,000.01-$20,000.00.......                   592,386      1.1       10,204,940,556           11.1
$20,000.01-$25,000.00.......                   283,136      0.5        6,303,387,633            6.9
$25,000.01 or More..........                   298,504      0.6       10,515,369,367           11.5
   Total....................             ------------- -------------- -------------------- -------------
                                            53,631,603    100.0%      $91,743,426,036         100.0%

                            Composition by Credit Limit
                             Master Trust II Portfolio

                                                       Percentage of                        Percentage
                                           Number of    Total Number                         of Total
Credit Limit Range                         Accounts     of Accounts       Receivables       Receivables
_________________________________________________________________________________________________________
Less than or equal to $5,000.00             11,155,451     20.8%           $ 7,078,796,307      7.7%
$  5,000.01-$10,000.00......                12,469,808     23.2             16,204,852,458     17.7
$10,000.01-$15,000.00.......                10,440,500     19.5             17,128,097,108     18.7
$15,000.01-$20,000.00.......                 7,648,886     14.3             14,652,535,175     16.0
$20,000.01-$25,000.00.......                 5,839,752     10.9             14,436,517,334     15.7
$25,000.01 or More..........                 6,077,206     11.3             22,242,627,654     24.2
   Total....................             ------------- -------------- -------------------- -------------
                                            53,631,603    100.0%           $91,743,426,036    100.0%

                        Composition by Period of Delinquency
                             Master Trust II Portfolio

                                                       Percentage of                        Percentage
Period of Delinquency                     Number of     Total Number                         of Total
(Days Contractually Delinquent)            Accounts     of Accounts       Receivables       Receivables
_________________________________________________________________________________________________________
Not Delinquent..............                52,184,741     97.3%           $83,370,967,589     90.8%
Up to 29 Days...............                   692,134      1.3              3,655,125,676      4.0
30 to 59 Days...............                   245,948      0.5              1,429,442,171      1.6
60 to 89 Days...............                   142,102      0.3                875,507,914      1.0
90 to 119 Days..............                   127,851      0.2                816,808,793      0.9
120 to 149 Days.............                   115,970      0.2                754,715,876      0.8
150 to 179 Days.............                   122,436      0.2                837,500,414      0.9
180 or More Days............                       421      0.0                  3,357,603      0.0
   Total....................            -------------- -------------- -------------------- -------------
                                            53,631,603    100.0%           $91,743,426,036    100.0%

                                        A-I-7

                             Composition by Account Age
                             Master Trust II Portfolio

                                                       Percentage of                        Percentage
                                          Number of     Total Number                         of Total
Account Age                                Accounts     of Accounts       Receivables       Receivables
_________________________________________________________________________________________________________
Not More than 6 Months......                   608,322      1.1%           $ 1,213,078,117      1.3%
Over 6 Months to 12 Months..                 1,875,600      3.5              3,633,524,219      4.0
Over 12 Months to 24 Months.                 4,681,283      8.7              8,726,731,455      9.5
Over 24 Months to 36 Months.                 4,796,260      8.9              9,123,426,544      9.9
Over 36 Months to 48 Months.                 6,544,906     12.2             10,753,590,394     11.7
Over 48 Months to 60 Months.                 4,574,515      8.5              7,552,194,027      8.2
Over 60 Months to 72 Months.                 4,378,419      8.2              6,912,790,938      7.5
Over 72 Months..............                26,172,298     48.9             43,828,090,342     47.9
   Total....................            -------------- -------------- -------------------- -------------
                                            53,631,603    100.0%      $91,743,426,036         100.0%

                        Geographic Distribution of Accounts
                             Master Trust II Portfolio

                                                       Percentage of                        Percentage
                                          Number of     Total Number                         of Total
State                                      Accounts     of Accounts       Receivables       Receivables
_________________________________________________________________________________________________________
California..................                 6,067,684     11.3%           $11,197,839,815     12.2%
Florida.....................                 4,346,396      8.1              7,140,333,179      7.8
New York....................                 3,435,415      6.4              5,780,166,395      6.3
Texas.......................                 3,202,684      6.0              6,314,183,138      6.9
Pennsylvania................                 2,897,095      5.4              4,120,352,071      4.5
New Jersey..................                 2,229,503      4.2              3,735,117,517      4.1
Illinois....................                 1,975,444      3.7              3,254,519,167      3.5
Virginia....................                 1,868,270      3.5              3,003,427,023      3.3
Ohio........................                 1,844,830      3.4              2,945,827,793      3.2
Georgia.....................                 1,750,673      3.3              3,486,366,349      3.8
Other.......................                24,013,609     44.7             40,765,293,589     44.4
   Total....................            -------------- -------------- -------------------- -------------
                                            53,631,603    100.0%      $91,743,426,036         100.0%

         Since the largest number of cardholders (based on billing address) whose accounts were included in master trust II as of June 1, 2007 were in California, Florida, New York, Texas and Pennsylvania,
adverse changes in the economic conditions in these areas could have a direct impact on the timing and amount of payments on the notes.

                                        A-I-8

         FICO.  The following table sets forth the FICO®* score on each account in the Master Trust II
Portfolio, to the extent available, as refreshed during the six month period ended March 31, 2007.
Receivables, as presented in the following table, are determined as of March 31, 2007.  A FICO score is a measurement determined by Fair, Isaac & Company using information collected by the major credit bureaus to assess credit risk.  FICO scores may change over time, depending on the conduct of the debtor and changes in credit score technology.  Because the future composition and product mix of the Master
Trust II Portfolio may change over time, this table is not necessarily indicative of the composition of the Master Trust II Portfolio at any specific time in the future.

         Data from an independent credit reporting agency, such as FICO score, is one of several factors that, if available, will be used by FIA in its credit scoring system to assess the credit risk associated with each applicant.  See "FIA's Credit Card Activities-Origination, Account Acquisition,
Credit Lines and Use of Credit Card Accounts" in the prospectus.  At the time of account origination,
FIA will request information, including a FICO score, from one or more independent credit bureaus.  FICO scores may be different from one bureau to another.  For some cardholders, FICO scores may be unavailable.  FICO scores are based on independent third party information, the accuracy of which cannot be verified.

                             Composition by FICO Score
                             Master Trust II Portfolio

                                                                                      Percentage of Total
FICO Score                                                        Receivables             Receivables
___________________________________________________________________________________________________________
Over 720..................................                    $29,954,078,899                 34.3%
661-720...................................                     31,426,652,335                 35.9
601-660...................................                     15,511,440,603                 17.8
Less than or equal to 600.................                      9,218,763,841                 10.6
Unscored..................................                      1,234,101,575                  1.4
TOTAL.....................................                  ----------------------- -----------------------
                                                              $87,345,037,253                100.0%

      A FICO score is an Equifax Beacon 96 FICO Score.

         A "refreshed" FICO score means the FICO score determined by Equifax during the six month period ended March 31, 2007.

         A credit card account that is "unscored" means that a FICO score was not obtained for such account during the six month period ended March 31, 2007.

___________________
*FICO® is a federally registered servicemark of Fair, Isaac & Company.

                                        A-I-9

                                                                                                           Annex II

                            Outstanding Series, Classes and Tranches of Notes

         The information provided in this Annex II is an integral part of the prospectus supplement, and is incorporated by reference into the prospectus supplement.

BAseries

         Class A Notes

                                                                                                                            Expected
                              Issuance             Nominal                                                                 Principal                 Legal
          Class A               Date         Liquidation Amount                    Note Interest Rate                     Payment Date           Maturity Date
___________________________________________________________________________________________________________________________________________________________________
Class A(2001-2)                  7/26/01  $      500,000,000                    One Month LIBOR + 0.25%                    July 2011             December 2013
Class A(2001-Emerald)            8/15/01  Up to $10,317,000,000(1)                         -                                   -                       -
Class A(2001-5)                  11/8/01  $      500,000,000                    One Month LIBOR + 0.21%                   October 2008             March 2011
Class A(2002-2)                  3/27/02  $      656,175,000         Not to exceed Three Month LIBOR + 0.35%(2)        February 17, 2012         July 17, 2014
Class A(2002-3)                  4/24/02  $      750,000,000                    One Month LIBOR + 0.24%                    April 2012            September 2014
Class A(2002-5)                  5/30/02  $      750,000,000                    One Month LIBOR + 0.18%                     May 2009              October 2011
Class A(2002-7)                  7/25/02  $      497,250,000         Not to exceed Three Month LIBOR + 0.25%(3)          July 17, 2009         December 19, 2011
Class A(2002-8)                  7/31/02  $      400,000,000                   Three Month LIBOR + 0.15%                   July 2009             December 2011
Class A(2002-9)                  7/31/02  $      700,000,000                   Three Month LIBOR + 0.09%                   July 2007             December 2009
Class A(2002-10)                 9/19/02  $    1,000,000,000                    One Month LIBOR + 0.14%                  September 2007          February 2010
Class A(2002-11)                10/30/02  $      490,600,000         Not to exceed Three Month LIBOR + 0.35%(4)         October 19, 2009         March 19, 2012
Class A(2002-13)                12/18/02  $      500,000,000                    One Month LIBOR + 0.13%                  December 2007              May 2010
Class A(2003-1)                  2/27/03  $      500,000,000                             3.30%                           February 2008             July 2010
Class A(2003-3)                  4/10/03  $      750,000,000                    One Month LIBOR + 0.12%                    March 2008             August 2010
Class A(2003-4)                  4/24/03  $      750,000,000                    One Month LIBOR + 0.22%                    April 2010            September 2012
Class A(2003-5)                  5/21/03  $      548,200,000         Not to exceed Three Month LIBOR + 0.35%(5)          April 19, 2010        September 19, 2012
Class A(2003-6)                   6/4/03  $      500,000,000                             2.75%                              May 2008              October 2010
Class A(2003-7)                   7/8/03  $      650,000,000                             2.65%                             June 2008             November 2010
Class A(2003-8)                   8/5/03  $      750,000,000                    One Month LIBOR + 0.19%                    July 2010             December 2012
Class A(2003-9)                  9/24/03  $    1,050,000,000                    One Month LIBOR + 0.13%                  September 2008          February 2011
Class A(2003-10)                10/15/03  $      500,000,000                    One Month LIBOR + 0.26%                   October 2013             March 2016
Class A(2003-11)                 11/6/03  $      500,000,000                             3.65%                            October 2008             March 2011
Class A(2003-12)                12/18/03  $      500,000,000                    One Month LIBOR + 0.11%                  December 2008              May 2011
Class A(2004-1)                  2/26/04  $      752,760,000         Not to exceed Three Month LIBOR + 0.30%(6)         January 17, 2014         June 17, 2016
Class A(2004-2)                  2/25/04  $      600,000,000                    One Month LIBOR + 0.15%                  February 2011             July 2013
Class A(2004-3)                  3/17/04  $      700,000,000                    One Month LIBOR + 0.26%                    March 2019             August 2021
Class A(2004-5)                  5/25/04  $    1,015,240,000         Not to exceed Three Month LIBOR + 0.25%(7)           May 18, 2011          October 17, 2013
Class A(2004-6)                  6/17/04  $      500,000,000                    One Month LIBOR + 0.14%                    June 2011             November 2013
Class A(2004-7)                  7/28/04  $      900,000,000                    One Month LIBOR + 0.10%                    July 2009             December 2011
Class A(2004-8)                  9/14/04  $      500,000,000                    One Month LIBOR + 0.15%                   August 2011             January 2014
Class A(2004-9)                  10/1/04  $      672,980,000         Not to exceed One Month LIBOR + 0.20%(8)          September 19, 2011      February 20, 2014
Class A(2004-10)                10/27/04  $      500,000,000                    One Month LIBOR + 0.08%                   October 2009             March 2012
(continued on next page)

_________________________________________
(1) Subject to increase.
(2) Class A(2002-2) noteholders will receive interest at 5.60% on an outstanding euro principal amount of €750,000,000, pursuant to the terms of a currency and interest rate swap applicable only to the
    Class A(2002-2) notes.
(3) Class A(2002-7) noteholders will receive interest at Three Month EURIBOR + 0.15% on an outstanding euro principal amount of €500,000,000, pursuant to the terms of a currency and interest rate swap applicable only to the Class A(2002-7) notes.
(4) Class A(2002-11) noteholders will receive interest at Three Month EURIBOR + 0.25% on an outstanding euro principal amount of €500,000,000, pursuant to the terms of a currency and interest rate swap applicable only to the Class A(2002-11) notes.
(5) Class A(2003-5) noteholders will receive interest at 4.15% on an outstanding euro principal amount of €500,000,000, pursuant to the terms of a currency and interest rate swap applicable only to the
    Class A(2003-5) notes.
(6) Class A(2004-1) noteholders will receive interest at 4.50% on an outstanding euro principal amount of €600,000,000, pursuant to the terms of a currency and interest rate swap applicable only to the
    Class A(2004-1) notes.
(7) Class A(2004-5) noteholders will receive interest at Three Month EURIBOR + 0.15% on an outstanding euro principal amount of €850,000,000, pursuant to the terms of a currency and interest rate swap applicable only to the Class A(2004-5) notes.
(8) Class A(2004-9) noteholders will receive interest at One Month EURIBOR + 0.11% on an outstanding euro principal amount of €550,000,000, pursuant to the terms of a currency and interest rate swap applicable only to the Class A(2004-9) notes.

                                        A-II-1

BAseries

         Class A Notes (continued from previous page)

                              Issuance             Nominal                                                             Expected Principal            Legal
          Class A                Date        Liquidation Amount                    Note Interest Rate                     Payment Date           Maturity Date
_________________________________________________________________________________________________________________________________________________________________
  Class A(2005-1)                4/20/05  $      750,000,000                              4.20%                            April 2008            September 2010
  Class A(2005-2)                5/19/05  $      500,000,000                     One Month LIBOR + 0.08%                    May 2012              October 2014
  Class A(2005-3)                6/14/05  $      600,000,000                              4.10%                             May 2010              October 2012
  Class A(2005-4)                 7/7/05  $      800,000,000                     One Month LIBOR + 0.04%                    June 2010            November 2012
  Class A(2005-5)                8/11/05  $    1,500,000,000                     One Month LIBOR + 0.00%                    July 2008            December 2010
  Class A(2005-6)                8/25/05  $      500,000,000                              4.50%                            August 2010            January 2013
  Class A(2005-7)                9/29/05  $    1,000,000,000                              4.30%                          September 2008          February 2011
  Class A(2005-8)               10/12/05  $      850,000,000                     One Month LIBOR + 0.02%                 September 2009          February 2012
  Class A(2005-9)               11/17/05  $    1,000,000,000                     One Month LIBOR + 0.04%                  November 2010            April 2013
  Class A(2005-10)              11/29/05  $      400,000,000                     One Month LIBOR + 0.06%                    June 2013            November 2015
  Class A(2005-11)              12/16/05  $      500,000,000                     One Month LIBOR + 0.04%                  December 2010             May 2013
  Class A(2006-1)                2/15/06  $    1,600,000,000                              4.90%                           February 2009            July 2011
  Class A(2006-2)                 3/7/06  $      550,000,000                     One Month LIBOR + 0.06%                  January 2013             June 2015
  Class A(2006-3)                3/30/06  $      750,000,000                     One Month LIBOR + 0.02%                   March 2010             August 2012
  Class A(2006-4)                5/31/06  $    2,500,000,000                     One Month LIBOR - 0.01%                   April 2009            September 2011
  Class A(2006-5)                 6/9/06  $      700,000,000                     One Month LIBOR + 0.06%                    May 2013              October 2015
  Class A(2006-6)                7/20/06  $    2,000,000,000                     One Month LIBOR + 0.03%                    June 2011            November 2013
  Class A(2006-7)                7/28/06  $      375,000,000                     One Month LIBOR + 0.04%                    July 2014            December 2016
  Class A(2006-8)                 8/9/06  $      725,000,000                     One Month LIBOR + 0.03%                  December 2013             May 2016
  Class A(2006-9)                8/30/06  $    1,750,000,000                     One Month LIBOR + 0.01%                 September 2010          February 2013
  Class A(2006-10)               9/19/06  $      750,000,000                     One Month LIBOR - 0.02%                 September 2009          February 2012
  Class A(2006-11)               9/26/06  $      520,000,000                     One Month LIBOR + 0.03%                  November 2013            April 2016
  Class A(2006-12)              10/16/06  $    1,000,000,000                     One Month LIBOR + 0.02%                  October 2011             March 2014
  Class A(2006-13)              11/14/06  $      275,000,000                     One Month LIBOR + 0.02%                  December 2013             May 2016
  Class A(2006-14)              11/28/06  $    1,350,000,000                     One Month LIBOR + 0.06%                  November 2013            April 2016
  Class A(2006-15)              12/13/06  $    1,000,000,000                     One Month LIBOR + 0.00%                  November 2011            April 2014
  Class A(2006-16)              12/19/06  $    1,000,000,000                              4.72%                           December 2010             May 2013
  Class A(2007-1)                1/18/07  $      500,000,000                              5.17%                           January 2017             June 2019
  Class A(2007-2)                2/16/07  $    2,500,000,000                     One Month LIBOR +0.02%                   January 2011             June 2013
  Class A(2007-3)                3/20/07  $      515,000,000                     One Month LIBOR + 0.02%                    June 2014            November 2016
  Class A(2007-4)                3/20/07  $      300,000,000                     One Month LIBOR + 0.04%                    June 2017            November 2019
  Class A(2007-5)                3/20/07  $      396,927,017         Not to exceed One Month LIBOR + 0.03%(9)              March 2014             August 2016
  Class A(2007-6)                4/12/07  $      750,000,000                     One Month LIBOR + 0.06%                   April 2014            September 2016
  Class A(2007-7)                5/16/07  $    1,750,000,000                     One Month LIBOR + 0.00%                   March 2010             August 2012
  Class A(2007-8)                6/22/07  $      500,000,000                              5.59%                             June 2012            November 2014

_________________________________________

(9) Class A(2007-5) noteholders will receive interest at Three Month JPY-LIBOR + 0.00% on an outstanding yen principal amount of ¥46,500,000,000, pursuant to the terms of a currency and interest rate swap applicable only to the Class A(2007-5) notes.

                                        A-II-2

BAseries

         Class B Notes

                                                                                                                            Expected
                                                   Nominal                                                                  Principal                Legal
         Class B           Issuance Date      Liquidation Amount                   Note Interest Rate                     Payment Date           Maturity Date
_________________________________________________________________________________________________________________________________________________________________
  Class B(2002-4)                10/29/02  $      200,000,000                    One Month LIBOR + 0.50%                  October 2007            March 2010
  Class B(2003-1)                 2/20/03  $      200,000,000                    One Month LIBOR + 0.44%                  February 2008            July 2010
  Class B(2003-2)                 6/12/03  $      200,000,000                    One Month LIBOR + 0.39%                    May 2008             October 2010
  Class B(2003-3)                 8/20/03  $      200,000,000                   One Month LIBOR + 0.375%                   August 2008           January 2011
  Class B(2003-4)                10/15/03  $      331,650,000          Not to exceed Three Month LIBOR + 0.85%(1)      September 18, 2013      February 17, 2016
  Class B(2003-5)                 10/2/03  $      150,000,000                    One Month LIBOR + 0.37%                 September 2008          February 2011
  Class B(2004-1)                  4/1/04  $      350,000,000                             4.45%                            March 2014             August 2016
  Class B(2004-2)                 8/11/04  $      150,000,000                    One Month LIBOR + 0.39%                    July 2011            December 2013
  Class B(2005-1)                 6/22/05  $      125,000,000                    One Month LIBOR + 0.29%                    June 2012            November 2014
  Class B(2005-2)                 8/11/05  $      200,000,000                    One Month LIBOR + 0.18%                    July 2010            December 2012
  Class B(2005-3)                 11/9/05  $      150,962,500           Not to exceed One Month LIBOR + 0.40%(2)        October 19, 2015        March 19, 2018
  Class B(2005-4)                 11/2/05  $      150,000,000                             4.90%                           October 2008            March 2011
  Class B(2006-1)                  3/3/06  $      250,000,000                    One Month LIBOR + 0.22%                  February 2013            July 2015
  Class B(2006-2)                 3/24/06  $      500,000,000             Not to exceed One Month LIBOR + 0.25%            March 2013             August 2015
  Class B(2006-3)                 8/22/06  $      300,000,000                    One Month LIBOR + 0.08%                   August 2009           January 2012
  Class B(2006-4)                11/14/06  $      250,000,000                    One Month LIBOR + 0.08%                  October 2009            March 2012
  Class B(2007-1)                 1/26/07  $      450,000,000                    One Month LIBOR + 0.08%                  January 2010             June 2012
  Class B(2007-2)                 1/31/07  $      250,000,000                    One Month LIBOR + 0.20%                  January 2014             June 2016
  Class B(2007-3)             3/30/07      $      175,000,000                    One Month LIBOR + 0.20%                   March 2014             August 2016
  Class B(2007-4)             5/15/07(3)   $   425,000,000(3)                    One Month LIBOR + 0.09%                   April 2010           September 2012

_______________________
1  Class B(2003-4) noteholders will receive interest at 5.45% on an outstanding sterling principal amount of £200,000,000, pursuant to the terms of a currency and interest rate swap applicable only to the
   Class B(2003-4) notes.
2  Class B(2005-3) noteholders will receive interest at Three Month EURIBOR + 0.30% on an outstanding euro principal amount of €125,000,000, pursuant to the terms of a currency and interest rate swap applicable only to the Class B(2005-3) notes.
3  Of the $425,000,000 principal amount of the Class B(2007-4) Notes, $250,000,000 was issued on May 15,
   2007, and $175,000,000 was issued on
   June 22, 2007.

                                        A-II-3

BAseries

         Class C Notes

                             Issuance                                                                                  Expected Principal
          Class C               Date     Nominal Liquidation Amount                Note Interest Rate                     Payment Date        Legal Maturity Date
_____________________________________________________________________________________________________________________________________________________________________
  Class C(2001-2)               7/12/01  $      100,000,000              Not to exceed One Month LIBOR + 1.15%             July 2008             December 2010
  Class C(2002-1)               2/28/02  $      250,000,000                              6.80%                           February 2012             July 2014
  Class C(2002-3)               6/12/02  $      200,000,000                     One Month LIBOR + 1.35%                     May 2012             October 2014
  Class C(2002-4)               8/29/02  $      100,000,000                     One Month LIBOR + 1.20%                   August 2007            January 2010
  Class C(2002-6)              10/29/02  $       50,000,000                     One Month LIBOR + 2.00%                   October 2012            March 2015
  Class C(2002-7)              10/29/02  $       50,000,000                              6.70%                            October 2012            March 2015
  Class C(2003-1)                2/4/03  $      200,000,000                     One Month LIBOR + 1.70%                   January 2010             June 2012
  Class C(2003-2)               2/12/03  $      100,000,000                     One Month LIBOR + 1.60%                   January 2008             June 2010
  Class C(2003-3)                5/8/03  $      175,000,000                     One Month LIBOR + 1.35%                     May 2008             October 2010
  Class C(2003-4)               6/19/03  $      327,560,000            Not to exceed Three Month LIBOR + 2.05%(1)         May 17, 2013         October 19, 2015
  Class C(2003-5)                7/2/03  $      100,000,000                     One Month LIBOR + 1.18%                    June 2008             November 2010
  Class C(2003-6)               7/30/03  $      250,000,000                     One Month LIBOR + 1.18%                    July 2008             December 2010
  Class C(2003-7)               11/5/03  $      100,000,000                     One Month LIBOR + 1.35%                   October 2013            March 2016
  Class C(2004-1)               3/16/04  $      200,000,000                     One Month LIBOR + 0.78%                  February 2011             July 2013
  Class C(2004-2)                7/1/04  $      275,000,000                     One Month LIBOR + 0.90%                    June 2014             November 2016
  Class C(2005-1)                6/1/05  $      125,000,000                     One Month LIBOR + 0.41%                     May 2010             October 2012
  Class C(2005-2)               9/22/05  $      150,000,000                     One Month LIBOR + 0.35%                  September 2010          February 2013
  Class C(2005-3)              10/20/05  $      300,000,000                     One Month LIBOR + 0.27%                   October 2008            March 2011
  Class C(2006-1)               2/17/06  $      350,000,000                     One Month LIBOR + 0.42%                  February 2013             July 2015
  Class C(2006-2)               3/17/06  $      225,000,000                     One Month LIBOR + 0.30%                    March 2011             August 2013
  Class C(2006-3)               5/31/06  $      250,000,000                     One Month LIBOR + 0.29%                     May 2011             October 2013
  Class C(2006-4)               6/15/06  $      375,000,000                     One Month LIBOR + 0.23%                    June 2009             November 2011
  Class C(2006-5)               8/15/06  $      300,000,000                     One Month LIBOR + 0.40%                   August 2013            January 2016
  Class C(2006-6)               9/29/06  $      250,000,000              Not to exceed One Month LIBOR + 0.40%           September 2013          February 2016
  Class C(2006-7)              10/16/06  $      200,000,000                     One Month LIBOR + 0.23%                   October 2009            March 2012
  Class C(2007-1)               1/26/07  $      300,000,000                     One Month LIBOR + 0.29%                   January 2012             June 2014
  Class C(2007-2)               5/15/07  $      150,000,000                     One Month LIBOR + 0.27%                    April 2010           September 2012

_______________________
1  Class C(2003-4) noteholders will receive interest at 6.10% on an outstanding sterling principal amount of £200,000,000, pursuant to the terms of a currency and interest rate swap applicable only to the
   Class C(2003-4) notes.

                                        A-II-4

                                                                                                 Annex III

                                    Outstanding Master Trust II Series

         The information provided in this Annex III is an integral part of the prospectus supplement, and is incorporated by reference into the prospectus supplement.

                                       Issuance                                                                               Scheduled
   #            Series/Class             Date        Investor Interest                  Certificate Rate                     Payment Date      Termination Date
__________________________________________________________________________________________________________________________________________________________________
   1      Series 1997-B                2/27/97
            Class A                       -                 $850,000,000             One Month LIBOR + .16%                   March 2012          August 2014
            Class B                       -                  $75,000,000             One Month LIBOR + .35%                   March 2012          August 2014
            Collateral Interest           -                  $75,000,000                        -                                 -                    -
   2      Series 1997-H                 8/6/97
            Class A                       -                 $507,357,000            Three Month LIBOR + .07%                September 2007       February 2010
            Class B                       -                  $44,770,000     Not to Exceed Three Month LIBOR + .50%         September 2007       February 2010
            Collateral Interest           -                  $44,770,000                        -                                 -                    -
   3      Series 1997-O                12/23/97
            Class A                       -                 $425,000,000             One Month LIBOR + .17%                 December 2007          May 2010
            Class B                       -                  $37,500,000             One Month LIBOR + .35%                 December 2007          May 2010
            Collateral Interest           -                  $37,500,000                        -                                 -                    -
   4      Series 1998-B                4/14/98
            Class A                       -                 $550,000,000            Three Month LIBOR + .09%                  April 2008        September 2010
            Class B                       -                  $48,530,000     Not to Exceed Three Month LIBOR + .50%           April 2008        September 2010
            Collateral Interest           -                  $48,530,000                        -                                 -                    -
   5      Series 1998-E                8/11/98
            Class A                       -                 $750,000,000            Three Month LIBOR + .145%                 April 2008        September 2010
            Class B                       -                  $66,200,000            Three Month LIBOR + .33%                  April 2008        September 2010
            Collateral Interest           -                  $66,200,000                        -                                 -                    -
   6      Series 1999-B                3/26/99
            Class A                       -                 $637,500,000                      5.90%                           March 2009          August 2011
            Class B                       -                  $56,250,000                      6.20%                           March 2009          August 2011
            Collateral Interest           -                  $56,250,000                        -                                 -                    -
   7      Series 1999-J                9/23/99
            Class A                       -                 $850,000,000                      7.00%                         September 2009       February 2012
            Class B                       -                  $75,000,000                      7.40%                         September 2009       February 2012
            Collateral Interest           -                  $75,000,000                        -                                 -                    -
   8      Series 2000-E                 6/1/00
            Class A                       -                 $500,000,000                      7.80%                            May 2010          October 2012
            Class B                       -                  $45,000,000                      8.15%                            May 2010          October 2012
            Collateral Interest           -                  $45,000,000                        -                                 -                    -
   9      Series 2000-H                8/23/00
            Class A                       -                 $595,000,000             One Month LIBOR + .25%                  August 2010         January 2013
            Class B                       -                  $52,500,000             One Month LIBOR + .60%                  August 2010         January 2013
            Collateral Interest           -                  $52,500,000                        -                                 -                    -
   10     Series 2000-J                10/12/00
            Class A Swiss Francs          -            CHF 1,000,000,000                     4.125%
            Class A                       -                 $568,990,043            Three Month LIBOR + .21%               October 17, 2007     March 17, 2010
            Class B                       -                  $50,250,000             One Month LIBOR + .44%                  October 2007       March 17, 2010
            Collateral Interest           -                  $50,250,000                        -                                 -                    -
   11     Series 2000-L                12/13/00
            Class A                       -                 $425,000,000                      6.50%                         November 2007         April 2010
            Class B                       -                  $37,500,000             One Month LIBOR + .50%                 November 2007         April 2010
            Collateral Interest           -                  $37,500,000                        -                                 -                    -
   12     Series 2001-B                 3/8/01
            Class A                       -                 $637,500,000             One Month LIBOR + .26%                   March 2011          August 2013
            Class B                       -                  $56,250,000             One Month LIBOR + .60%                   March 2011          August 2013
            Collateral Interest           -                  $56,250,000                        -                                 -                    -
   13     Series 2001-C                4/25/01
            Class A                       -                 $675,000,000            Three Month LIBOR - .125%                 April 2011        September 2013
            Class B                       -                  $60,000,000             One Month LIBOR + .62%                   April 2011        September 2013
            Collateral Interest           -                  $60,000,000                        -                                 -                    -
   14     Series 2001-D                5/24/01
                                          -                            -                        -                                 -                    -
            Collateral Certificate(1)

____________________________
1  The collateral certificate represents the sole asset of the BA Credit Card Trust.  See "Annex II:
Outstanding Series, Classes and Tranches of Notes" for a list of outstanding notes issued by the issuing entity.

                                        A-III-1

                                 FIA Card Services, National Association
                                     Sponsor, Servicer and Originator

                                       BA Credit Card Funding, LLC
                                         Transferor and Depositor

                                           BA Credit Card Trust
                                              Issuing Entity

                                                 BAseries
                                              $1,250,000,000
                                          Class A(2007-9) Notes
                                                __________

                                          PROSPECTUS SUPPLEMENT
                                                __________

                                               Underwriters

                                      Banc of America Securities LLC
                                             Barclays Capital
                                                   Citi
                                         Deutsche Bank Securities
                                             Lehman Brothers
                                                __________

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the prospectus.  We have not authorized anyone to provide you with different information.

We are not offering the notes in any state where the offer is not permitted.

We do not claim the accuracy of the information in this prospectus supplement and the prospectus as of any date other than the dates stated on their respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions.  In addition, until the date which is 90 days after the date of this prospectus supplement, all dealers selling the notes will deliver a prospectus supplement and prospectus.  Such delivery obligations may be satisfied by filing the prospectus supplement and prospectus with the Securities and Exchange Commission.